Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

News Media Contact:	Investor Relations Contact:
Ed Mattix	Eric Boyer
+1 303 397 2467	+1 303 397 2969
ed.mattix@ihs.com	eric.boyer@ihs.com

IHS Announces Chairman Jerre Stead named Chief Executive Officer; Reaffirms Guidance

ENGLEWOOD, Colo. (June 2, 2015) - IHS Inc. (NYSE: IHS), the leading global source of information and analytics, today announced that its board of directors has appointed Chairman Jerre Stead as Chief Executive Officer (CEO), effective immediately. This appointment follows the resignation of Scott Key as the company's President and CEO, and his resignation from the IHS board of directors.

Stead is the former CEO who became Executive Chairman two years ago upon Key’s appointment. He has remained very close to the business, which will allow for a seamless transition. The board of directors has acted in accordance with the company’s succession plan in reinstating Stead as CEO and, also in accordance with the succession plan, will begin the process of considering future CEO candidates in due course. Stead is fully committed to the CEO position and ensuring that the company delivers against its objectives.

“We have mutually agreed with Scott that it would be in the best interest of IHS to end our relationship,” Stead said. “This careful and deliberated decision was not precipitated by any business issues, but was personal in nature.

“The company is in very good shape,” Stead continued. “Despite the current pressure from depressed energy markets, we have not deviated from the execution of our long-term strategy and we’re extremely well-positioned for the future. In addition, we have in place what I believe is one of the best leadership teams in business, who will remain focused on executing the strategies that have been fundamental to our success over the past several years. As Chairman of IHS, I have been closely involved in overseeing the business and we will not skip a beat in running this company and delivering solid results.”

Stead added: "We recognize Scott’s contributions to IHS, including leading transformation and growth across IHS operations globally. He led corporate marketing and strategic planning through the successful initial public offering of the company, and was intimately involved with the acquisition and integration of a full range of assets during his tenure with the company. Our priority as a board now is to ensure the execution of our annual plan and delivering solidly against our guidance for the year. I will be here in the CEO role for as long as it takes to ensure we have all of the right pieces in place in order to leverage our company's assets and drive the next stage of the company's growth."

Reaffirmation of Guidance (forward-looking statement):

For the year ending November 30, 2015, IHS reaffirms and expects:

•	Revenue in a range of $2.27 billion to $2.31 billion, including 5-6 percent subscription organic growth and negative non-subscription organic growth;

•	Adjusted EBITDA in a range of $715 million to $735 million; and

•	Adjusted EPS in a range of $5.77 to $5.97 per diluted share.

The above outlook assumes no further currency movements, acquisitions, divestitures, pension market-to-market adjustments or unanticipated events. See discussion of non-GAAP financial measures at the end of this release.

IHS will report its results for the second quarter on June 23, 2015, before the open of the stock market. In conjunction with the earnings release, investors will have the opportunity to listen to IHS senior management review its quarterly results via conference call and webcast on Tuesday, June 23, 2015, at 8:00 a.m. EDT. To hear the live event, visit the IHS website at http://investor.ihs.com and log on at least 15 minutes prior to the start of the webcast.

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About IHS (www.ihs.com)
IHS (NYSE: IHS) is the leading source of information, insight and analytics in critical areas that shape today’s business landscape. Businesses and governments in more than 150 countries around the globe rely on the comprehensive content, expert independent analysis and flexible delivery methods of IHS to make high-impact decisions and develop strategies with speed and confidence. IHS has been in business since 1959 and became a publicly traded company on the New York Stock Exchange in 2005. Headquartered in Englewood, Colorado, USA, IHS is committed to sustainable, profitable growth and employs approximately 8,800 people in 32 countries around the world.

IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners. © 2015 IHS Inc. All rights reserved.

Use of Non-GAAP Financial Measures

Non-GAAP results are presented only as a supplement to our financial statements based on U.S. generally accepted accounting principles (GAAP). Non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP and non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Our most recent non-GAAP reconciliations were furnished as an exhibit to a Form 8-K on March 24, 2015, and are available on our website at www.ihs.com.

We use non-GAAP measures in our operational and financial decision-making, believing that it is useful to exclude certain items in order to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the Adjusted EBITDA, Adjusted net income, Adjusted EPS, and free cash flow metrics. We also believe that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.

Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly-titled measures of other companies. However, these measures can still be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of GAAP financial disclosures.

IHS Forward-Looking Statements:

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “aim,” “strive,” “believe,” “project,” “predict,” "estimate," "expect," “continue,” "strategy," "future," "likely," "may," “might,” "should," "will," the negative of these terms and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding guidance relating to net income, net income per share, and expected operating results, such as revenue growth and earnings.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: economic and financial conditions, including volatility in interest and exchange rates; our ability to manage system failures, capacity constraints, and cyber risks; our ability to successfully manage risks associated with changes in demand for our products and services as well as changes in our targeted industries; our ability to develop new platforms to deliver our products and services, pricing, and other competitive pressures, and changes in laws and regulations governing our business; the extent to which we are successful in gaining new long-term relationships with customers or retaining existing ones and the level of service failures that could lead customers to use competitors' services; our ability to successfully identify and integrate acquisitions into our existing businesses and manage risks associated therewith; our ability to satisfy our debt obligations and our other ongoing business obligations; and the other factors described under the caption “Risk Factors” in our most recent annual report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission.

Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Please consult our public filings at www.sec.gov or www.ihs.com.

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